Exhibit 77(q)(1)

                     EXHIBITS FOR PILGRIM GNMA INCOME FUND, INC.

(a)(1) Form of Amended and Restated Articles of Incorporation is incorporated by reference to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(a)(2) Form of Articles Supplementary designating Classes A, B, C and Q is incorporated by reference to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(a)(3) Form of Articles of Amendment Re-designating all shares as Class A Common Stock is incorporated by reference to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(a)(4) Form of Amendment to Articles of Incorporation increasing number of shares issuable is incorporated by reference to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(a)(5) Form of Articles Supplementary Designating Classes B, C and Q is incorporated by reference to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(a)(6)  Form  of  Articles   Supplementary   Designating  Classes  M  and  T  is
        incorporated by reference to Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A as filed on March 1, 2001.

(a)(7) Form of Amended and Restated By-Laws is incorporated by reference to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(e)(1) Form of Investment Management Agreement between the Fund and ING Pilgrim Investments is incorporated by reference to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A as filed on July 26, 2000.